The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segments	FY12					FY13					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning(1)	-1%	0%	7%	5%	2%	4%	13%	1%	-4%	3%	Q4 decrease driven by lower shipments of Clorox® disinfecting wipes, and Clorox® 2 partially offset by higher shipments in the Professional Products business and of Clorox® bleach.
Household	5%	1%	2%	-2%	1%	-7%	1%	-4%	-1%	-3%	Q4 decrease driven by lower shipments in the Charcoal business, partially offset by higher shipments of cat litter products and Glad® premium trash bags.
Lifestyle	5%	2%	4%	2%	3%	-1%	7%	1%	0%	2%	Q4 flat volume driven by higher shipments of Hidden Valley® products; offset by lower shipments of Brita® products.
International	4%	-1%	1%	3%	2%	-2%	-3%	1%	-6%	-2%	Q4 decrease driven by the exit of the non-strategic export business and lower shipments in Canada and Argentina.
Total Company	2%	0%	4%	2%	2%	-1%	5%	0%	-3%	0%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segments	FY12					FY13					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning(1)	-2%	5%	10%	7%	5%	8%	15%	2%	-1%	5%	Q4 variance between volume and sales driven by the benefit of favorable product mix and price increases.
Household	3%	4%	6%	3%	4%	-3%	7%	-1%	2%	1%	Q4 variance between volume and sales driven by the benefit of price increases.
Lifestyle	6%	6%	10%	3%	6%	1%	8%	2%	2%	3%	Q4 sales outpaced volume due to the benefit of price increases.
International	10%	0%	4%	3%	4%	3%	3%	2%	-1%	2%	Q4 variance between volume and sales driven by the benefit of price increases and favorable product mix, partially offset by unfavorable foreign currency exchange rates.
Total Company	3%	4%	7%	4%	5%	3%	9%	1%	0%	3%

(1)	The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink and Aplicare, Inc.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of the gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY12					FY13
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+160	+180	+160	+150	+160	+170	+190	+150	+150	+160
Price Changes	+170	+240	+250	+230	+220	+160	+120	+110	+120	+120
Market Movement (commodities)(1)	-320	-240	-200	-110	-220	-10	-10	-20	-20	-20
Manufacturing & Logistics (1)	-220	-170	-200	-140	-180	-70	-200	-250	-140	-170
All other	-40	-30	-190	-210	-120	-140	-	-10	+20	-10
Change vs prior year	-250	-20	-180	-80	-140	+110	+100	-20	+130	+80
Gross Margin (%)	41.8%	41.5%	42.3%	42.7%	42.1%	42.9%	42.5%	42.1%	44.0%	42.9%

(1)	Market Movement (commodities) beginning in Q1 FY13 includes the change in the cost of diesel fuel. In FY12, the change in the cost of diesel fuel is included in Manufacturing & Logistics.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2013

Working Capital Update

	Q4
	FY 2013	FY 2012	Change	Days(5)	Days(5)
	($ millions)	($ millions)	($ millions)	FY 2013	FY 2012	Change
Receivables, net	$580	$576	$4	33	33	--
Inventories, net	$394	$384	$10	44	43	+1 days
Accounts payable (1)	$413	$412	$1	45	43	+2 days
Accrued liabilities	$490	$494	-$4
Total WC (2)	$189	$198	-$9
Total WC % net sales (3)	3.1%	3.2%
Average WC (2)	$219	$243	-$24
Average WC % net sales (4)	3.5%	3.9%

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended June 30, 2013

Capital expenditures for the fourth quarter were $60 million versus $73 million in the year-ago quarter (fiscal year 2013 = $194).

Depreciation and amortization for the fourth quarter was $46 million versus $45 million in the year-ago quarter (fiscal year 2013 = $182).

Net cash provided by continuing operations in the fourth quarter was $291 million, or 19 percent of sales.

The Clorox Company

Supplemental Information – Fiscal Year to Date Free Cash Flow Reconciliation

	Fiscal	Fiscal
	2013	2012
Net cash provided by continuing operations – GAAP	$777	$620
Less: Capital expenditures	194	192
Free cash flow – non-GAAP (1)	$583	$428
Free cash flow as a percent of sales – non-GAAP (1)	10.4%	7.8%
Net sales	$5,623	$5,468

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Reconciliation of earnings from continuing operations before income taxes to EBIT(1) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2012					FY 2013

	Q1 9/30/11	Q2 12/31/11	Q3 3/31/12	Q4 6/30/12	FY 6/30/12	Q1 9/30/12	Q2 12/31/12	Q3 3/31/13	Q4 6/30/13	FY 6/30/13
Earnings from continuing operations	$187	$155	$198	$251	$791	$194	$188	$202	$269	$853
before income taxes
Interest income	(1)	(1)	-	(1)	(3)	-	(1)	(1)	(1)	$(3)
Interest expense	29	30	33	33	125	33	33	30	26	122
EBIT (1)	215	184	231	283	913	227	220	231	294	972
EBIT margin (1)	16.5%	15.1%	16.5%	18.4%	16.7%	17.0%	16.6%	16.3%	19.0%	17.3%
Depreciation and amortization	46	43	44	45	178	44	46	46	46	182
EBITDA (2)	$261	$227	$275	$328	$1,091	$271	$266	$277	$340	$1,154
EBITDA margin (2)	20.0%	18.6%	19.6%	21.3%	20.0%	20.3%	20.1%	19.6%	22.0%	20.5%
Net sales	$1,305	$1,221	$1,401	$1,541	$5,468	$1,338	$1,325	$1,413	$1,547	$5,623
Debt to EBITDA (4)					2.5					2.1
Total debt (5)					$2,721					$2,372

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.
(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.
(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.
Note: The Company calculates EBITDA for compliance with its debt covenants using earnings from continuing operations for the trailing four quarters, as contractually defined.
(4)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA.
(5)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

The Clorox Company Updated: 8-1-13

U.S. Retail Pricing Actions from CY2009 - CY2013

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up®, Formula 409®, and Clorox® Disinfecting
Bathroom spray cleaners	+5%	March 2013

Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011

Glad
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012

Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012

Food
Hidden Valley Ranch® salad dressing	+7%	August 2011

Charcoal
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012

Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012

Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013

Notes:
  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.

The Clorox Company

Reconciliation of Economic Profit (EP) (1) (Unaudited)

Dollars in millions and all calculations on a rounded basis

	FY13	FY12	FY11
Earnings from continuing operations before income taxes	$853	$791	$563
Noncash restructuring-related and asset impairment costs	-	4	6
Noncash goodwill impairment	-	-	258
Interest expense	122	125	123
Earnings from continuing operations before income taxes, noncash restructuring-related and asset impairment costs, noncash goodwill
impairment and interest expense	$975	$920	$950
Income taxes on earnings from continuing operations before income taxes, noncash restructuring-related and asset impairment costs, noncash
goodwill impairment and interest expense (2)	319	289	321
Adjusted after tax profit	$656	$631	$629
Average capital employed (3)	$2,552	$2,544	$2,618
Capital charge (4)	230	229	236
Economic profit (1) (Adjusted after tax profit less capital charge)	$426	$402	$393

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Economic profit (EP), a non-GAAP measure, is defined by the company as earnings from continuing operations before income taxes, noncash restructuring-related and asset impairment costs, noncash goodwill impairment (for fiscal year 2011) and interest expense; less an amount of tax based on the effective tax rate (before the fiscal year 2011 noncash goodwill impairment charge) and less a capital charge. Management uses EP to evaluate business performance and allocate resources, and is a component in determining management’s incentive compensation. EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.
(2)	The tax rate applied is the effective tax rate on continuing operations before the noncash goodwill impairment charge (for fiscal year 2011), which was 32.7%, 31.4% and 33.8% in fiscal years 2013, 2012 and 2011, respectively. The difference between the fiscal year 2011 effective tax rate on continuing operations before the noncash goodwill impairment charge and the effective tax rate on continuing operations of 49.0% is (16.0)% related to the non-deductible noncash goodwill impairment charge and 0.8% for other tax effects related to excluding this charge.
(3)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year noncash restructuring-related and asset impairment costs and noncash goodwill impairment. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY13	FY12	FY11
Total assets	$4,311	$4,355	$4,163
Less:
Accounts payable	413	412	423
Accrued liabilities	490	494	442
Income taxes payable	29	5	41
Other liabilities	742	739	619
Deferred income taxes	119	119	140
Non-interest bearing liabilities	1,793	1,769	1,665
Total capital employed	2,518	2,586	2,498
Noncash restructuring-related and asset impairment costs	-	4	6
Noncash goodwill impairment	-	-	258
Adjusted capital employed	$2,518	$2,590	$2,762
Average capital employed	$2,552	$2,544	$2,618

(4)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. The weighted-average cost of capital used to calculate capital charge was 9% for all fiscal years presented.

The Clorox Company

Calculation of Return on Invested Capital (ROIC) (1) (Unaudited)

Dollars in millions and all calculations on a rounded basis

	FY13	FY12	FY11
Earnings from continuing operations before income taxes	$853	$791	$563
Restructuring and asset impairment costs	1	4	4
Noncash goodwill impairment	-	-	258
Interest expense	122	125	123
Earnings from continuing operations before income taxes,
restructuring and asset impairment costs, noncash goodwill
impairment, and interest expense	$976	$920	$948
Income taxes on earnings from continuing operations before
income taxes, noncash restructuring-related and asset
impairment costs, noncash goodwill impairment and interest
expense (2)	319	289	320
Adjusted after tax profit	$657	$631	$628
Adjusted average invested capital (3)	$2,711	$2,606	$2,632
Return on invested capital (1)	24.2%	24.2%	23.9%

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Return on invested capital (ROIC), a non-GAAP measure, is calculated as earnings from continuing operations before income taxes, excluding restructuring and asset impairment costs, noncash goodwill impairment and interest expense, computed on an after-tax basis as a percentage of adjusted average invested capital. Management believes ROIC provides additional information to investors about current trends in the business. ROIC is a measure of how effectively the company allocates capital.
(2)	The tax rate applied is the effective tax rate on continuing operations, before the noncash goodwill impairment charge for fiscal year 2011, which was 32.7%, 31.4% and 33.8% in fiscal years 2013, 2012 and 2011 respectively. The difference between the fiscal year 2011 effective tax rate on continuing operations before the noncash goodwill impairment charge and the effective tax rate on continuing operations of 49.0% is (16.0)% related to the non-deductible noncash goodwill impairment charge and 0.8% for other tax effects related to excluding this charge.
(3)	Average invested capital represents a five quarter average of total assets less non-interest bearing liabilities and assets held for sale. Adjusted average invested capital represents average invested capital adjusted to add back a five quarter average of cumulative, current-year after-tax restructuring and asset impairment costs. See below for details of the adjusted average invested capital calculation:

(Amounts shown below are five quarter averages)	FY13	FY12	FY11
Total Assets	$4,488	$4,254	$4,343
Less: non-interest bearing liabilities	(1,778)	(1,652)	(1,638)
Less: assets held for sale	-	-	(175)
Average invested capital	2,710	2,602	2,530
Cumulative after-tax restructuring and asset impairment costs	1	4	102
Adjusted average invested capital	$2,711	$2,606	$2,632